                                                                    EXHIBIT 10.2



                                     FORM OF

                                   WEBEX, INC.

                            2000 STOCK INCENTIVE PLAN


                    (Adopted by the Board on March __, 2000)

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
SECTION 1.     ESTABLISHMENT AND PURPOSE.................................................    1

SECTION 2.     DEFINITIONS...............................................................    1
   (a)  "Affiliate"......................................................................    1
   (b)  "Award"..........................................................................    1
   (c)  "Board of Directors".............................................................    1
   (d)  "Change in Control"..............................................................    1
   (e)  "Code"...........................................................................    2
   (f)  "Committee"......................................................................    2
   (g)  "Company"........................................................................    2
   (h)  "Consultant".....................................................................    2
   (i)  "Employee".......................................................................    2
   (j)  "Exchange Act"...................................................................    2
   (k)  "Exercise Price".................................................................    2
   (l)  "Fair Market Value"..............................................................    2
   (m)  "ISO"............................................................................    3
   (n)  "Nonstatutory Option" or "NSO"...................................................    3
   (o)  "Offeree"........................................................................    3
   (p)  "Option".........................................................................    3
   (q)  "Optionee".......................................................................    3
   (r)  "Outside Director"...............................................................    3
   (s)  "Parent".........................................................................    3
   (t)  "Participant"....................................................................    3
   (u)  "Plan"...........................................................................    3
   (v)  "Purchase Price".................................................................    3
   (w)  "Restricted Share"...............................................................    3
   (x)  "Restricted Share Agreement" ....................................................    3
   (y)  "SAR"............................................................................    3
   (z)  "SAR Agreement"..................................................................    3
   (aa) "Service"........................................................................    4
   (bb) "Share"..........................................................................    4
   (cc) "Stock"..........................................................................    4
   (dd) "Stock Option Agreement".........................................................    4
   (ee) "Stock Purchase Agreement".......................................................    4
   (ff) "Stock Unit".....................................................................    4
   (gg) "Stock Unit Agreement"...........................................................    4
   (hh) "Subsidiary".....................................................................    4
   (ii) "Total and Permanent Disability".................................................    4

SECTION 3.     ADMINISTRATION............................................................    4
   (a)  Committee Procedures.............................................................    4
   (b)  Committee Responsibilities.......................................................    4

SECTION 4.     ELIGIBILITY...............................................................    6
   (a)  General Rule.....................................................................    6
   (b)  Outside Directors................................................................    6
   (c)  Limitation On Grants.............................................................    6
   (d)  Ten-Percent Stockholders.........................................................    6
   (e)  Attribution Rules................................................................    7
   (f)  Outstanding Stock................................................................    7

SECTION 5.     STOCK SUBJECT TO PLAN.....................................................    7
   (a)  Basic Limitation.................................................................    7
   (b)  Annual Increase in Shares........................................................    7
   (c)  Additional Shares................................................................    7
   (d)  Dividend Equivalents.............................................................    8

SECTION 6.     RESTRICTED SHARES.........................................................    8
   (a)  Restricted Stock Agreement.......................................................    8
   (b)  Payment for Awards...............................................................    8
   (c)  Vesting..........................................................................    8
   (d)  Voting and Dividend Rights.......................................................    8

SECTION 7.     OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.............................    8
   (a)  Duration of Offers and Nontransferability of Rights..............................    8
   (b)  Purchase Price...................................................................    9
   (c)  Withholding Taxes................................................................    9
   (d)  Restrictions on Transfer of Shares...............................................    9

SECTION 8.     TERMS AND CONDITIONS OF OPTIONS...........................................    9
   (a)  Stock Option Agreement...........................................................    9
   (b)  Number of Shares.................................................................    9
   (c)  Exercise Price...................................................................    9
   (d)  Withholding Taxes................................................................    9
   (e)  Exercisability and Term..........................................................   10
   (f)  Nontransferability...............................................................   10
   (g)  Exercise of Options Upon Termination of Service..................................   10
   (h)  Effect of Change in Control......................................................   10
   (i)  Leaves of Absence................................................................   10
   (j)  No Rights as a Stockholder.......................................................   11
   (k)  Modification, Extension and Renewal of Options...................................   11
   (l)  Restrictions on Transfer of Shares...............................................   11
   (m)  Buyout Provisions................................................................   11

SECTION 9.     PAYMENT FOR SHARES........................................................   11
   (a)  General Rule.....................................................................   11
   (b)  Surrender of Stock...............................................................   11
   (c)  Services Rendered................................................................   11
   (d)  Cashless Exercise................................................................   12
   (e)  Exercise/Pledge..................................................................   12

   (f)  Promissory Note..................................................................   12
   (g)  Other Forms of Payment...........................................................   12

SECTION 10.    STOCK APPRECIATION RIGHTS.................................................   12
   (a)  SAR Agreement....................................................................   12
   (b)  Number of Shares.................................................................   12
   (c)  Exercise Price...................................................................   12
   (d)  Exercisability and Term..........................................................   12
   (e)  Effect of Change in Control......................................................   13
   (f)  Exercise of SARs.................................................................   13
   (g)  Modification or Assumption of SARs...............................................   13

SECTION 11.    STOCK UNITS...............................................................   13
   (a)  Stock Unit Agreement.............................................................   13
   (b)  Payment for Awards...............................................................   13
   (c)  Vesting Conditions...............................................................   14
   (d)  Voting and Dividend Rights.......................................................   14
   (e)  Form and Time of Settlement of Stock Units.......................................   14
   (f)  Death of Recipient...............................................................   14
   (g)  Creditors' Rights................................................................   15

SECTION 12.    PROTECTION AGAINST DILUTION...............................................   15
   (a)  Adjustments......................................................................   15
   (b)  Dissolution or Liquidation.......................................................   15
   (c)  Reorganizations..................................................................   15

SECTION 13.    DEFERRAL OF AWARDS........................................................   16

SECTION 14.    AWARDS UNDER OTHER PLANS..................................................   16

SECTION 15.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES..................................   17
   (a)  Effective Date...................................................................   17
   (b)  Elections to Receive NSOs, Restricted Shares or Stock Units......................   17
   (c)  Number and Terms of NSOs, Restricted Shares or Stock Units.......................   17

SECTION 16.    ADJUSTMENT OF SHARES......................................................   17
   (a)  General..........................................................................   17
   (b)  Reorganizations..................................................................   17
   (c)  Reservation of Rights............................................................   17

SECTION 17.    LEGAL AND REGULATORY REQUIREMENTS.........................................   18

SECTION 18.    WITHHOLDING TAXES.........................................................   18
   (a)  General..........................................................................   18
   (b)  Share Withholding................................................................   18

SECTION 19.    LIMITATION ON PARACHUTE PAYMENTS..........................................   18
   (a)  Scope of Limitation..............................................................   18

   (b)  Basic Rule.......................................................................   18
   (c)  Reduction of Payments............................................................   18
   (d)  Overpayments and Underpayments...................................................   19
   (e)  Related Corporations.............................................................   19

SECTION 20.    NO EMPLOYMENT RIGHTS......................................................   19

SECTION 21.    DURATION AND AMENDMENTS...................................................   20
   (a)  Term of the Plan.................................................................   20
   (b)  Right to Amend or Terminate the Plan.............................................   20
   (c)  Effect of Amendment or Termination...............................................   20

SECTION 22.    EXECUTION.................................................................   20

                                   WEBEX, INC.

                            2000 STOCK INCENTIVE PLAN

                    (Adopted by the Board on March __, 2000)

SECTION 1. ESTABLISHMENT AND PURPOSE.

        The Plan was adopted by the Board of Directors effective March __, 2000. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

               (a) "Affiliate" shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than fifty percent (50%) of such entity.

               (b) "Award" shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

               (c) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

               (d) "Change in Control" shall mean the occurrence of either of the following events:

                      (i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

                             (A) Had been directors of the Company twenty-four
               (24) months prior to such change; or

                             (B) Were elected, or nominated for election, to the
               Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

                      (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) who by the acquisition or aggregation of securities, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company. For purposes of this Subsection (ii), the term "person" shall not include an employee benefit plan maintained by the Company.

        (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f) "Committee" shall mean the committee designated by the Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall have membership composition which enables the Options or other rights granted under the Plan to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act.

        (g) "Company" shall mean WebEx, Inc., a Delaware corporation.

        (h) "Consultant" shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in the second sentence of
Section 4(a) and Section 4(b).

        (i) "Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary; (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member the Board of Directors; (iii) a member of the board of directors of a Subsidiary; or (iv) an independent contractor or advisor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or as an independent contractor or advisor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a) and Section 4(b).

        (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (k) "Exercise Price" shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        (l) "Fair Market Value" shall mean (i) the closing price of a Share on the principal exchange which the Shares are trading, on the date on which the Fair Market Value is determined (if Fair Market Value is determined on a date which the principal exchange is closed, Fair Market Value shall be determined on the last immediately preceding trading day), or (ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the date on which the Fair Market Value is determined, or (iii) if the Shares are not traded on an exchange or quoted on the Nasdaq National

Market or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

        (m) "ISO" shall mean an employee incentive stock option described in Code section 422.

        (n) "Nonstatutory Option" or "NSO" shall mean an employee stock option that is not an ISO.

        (o) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

        (p) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (q) "Optionee" shall mean an individual or estate who holds an Option or SAR.

        (r) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of the Company or of a Subsidiary. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in the second sentence of Section 4(a).

        (s) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a parent commencing as of such date.

        (t) "Participant" shall mean an individual or estate who holds an Award.

        (u) "Plan" shall mean this 2000 Stock Incentive Plan of WebEx, Inc., as amended from time to time.

        (v) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

        (w) "Restricted Share" shall mean a Common Share awarded under the Plan.

        (x) "Restricted Share Agreement " shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

        (y) "SAR" shall mean a stock appreciation right granted under the Plan.

        (z) "SAR Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        (aa) "Service" shall mean service as an Employee.

        (bb) "Share" shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

        (cc) "Stock" shall mean the Common Stock of the Company.

        (dd) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his Option.

        (ee) "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

        (ff) "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

        (gg) "Stock Unit Agreement" shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        (hh) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (ii) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

SECTION 3. ADMINISTRATION.

        (a) Committee Procedures. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board of Directors. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

        (b) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

                      (i) To interpret the Plan and to apply its provisions;

                      (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

                      (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

                      (iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

                      (v) To select the Offerees and Optionees;

                      (vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

                      (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards) and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

                      (viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

                      (ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

                      (x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

                      (xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee's or Offeree's divorce or dissolution of marriage;

                      (xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

                      (xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

                      (xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

        (a) General Rule. Only Employees shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs. In addition, only individuals who are employed as common-law employees by the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

        (b) Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

                      (i) Outside Directors shall only be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options and SARs.

                      (ii) Each Outside Director shall automatically be granted a Nonstatutory Option to purchase ________ Shares (subject to adjustment under Section 16) as a result of their appointment as an Outside Director on, or after, the effectiveness of the Company's initial public offering of the Stocks. In addition, upon the conclusion of each regular annual meeting of the Company's stockholders occurring after 2000 and following the meeting at which they were appointed, each Outside Director who will continue serving as a member of the Board thereafter shall receive a Nonstatutory Option to purchase ___________ Shares (subject to adjustment under Section 16). All such Nonstatutory Options shall vest and become exercisable at the date of grant;

                      (iii) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 9(a),
        (b) and (d).

                      (iv) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earliest of (A) the tenth (10th) anniversary of the date of grant of such Options or (B) the date twelve (12) months after the termination of such Outside Director's service for any reason.

        (c) Limitation On Grants. No Employee shall be granted Options to purchase more than __________ (________) Shares in any fiscal year of the Company.

        (d) Ten-Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Code section 422(c)(6).

        (e) Attribution Rules. For purposes of Subsection (d) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

        (f) Outstanding Stock. For purposes of Subsection (d) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

        (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed ______________________ (________) Shares, plus the additional Common Shares described in Sections (b) and (c). The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12.

        (b) Annual Increase in Shares. As of January 1 of each year, commencing with the year 2001, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (i) ___________ (__________) shares,
(ii) ___% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The aggregate number of Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to Section
16. The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

        (c) Additional Shares. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

        (d) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. RESTRICTED SHARES

        (a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

        (b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

        (c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such performance shall be determined by the Company's independent auditors. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Restricted Shares which are subject to performance based vesting conditions exceed ____________, subject to adjustment in accordance with Section 16. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

        (d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

        (a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant of such right was communicated to him by the Committee.

Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

        (b) Purchase Price. The Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in one of the forms described in Sections 9(a), (b) or (c).

        (c) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

        (d) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS.

        (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in a form described in Section 9.

        (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 16. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than _________ Shares.

        (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(d). Subject to the foregoing in this Section 8(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Sections 9.

        (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

        (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant (five (5) years for Employees described in Section 4(d)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

        (f) Nontransferability. During an Optionee's lifetime, his Option(s) shall be exercisable only by him and shall not be transferable. In the event of an Optionee's death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

        (g) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

        (h) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

                      (i) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

                      (ii) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

        (i) Leaves of Absence. An Employee's Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

        (j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 16.

        (k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

        (l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

        (m) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 9. PAYMENT FOR SHARES.

        (a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b) through (g) below.

        (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative for more than twelve (12) months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

        (c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

        (d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

        (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

        (f) Promissory Note. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

        (g) Other Forms of Payment. To the extent that a Stock Option Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 10. STOCK APPRECIATION RIGHTS.

        (a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        (b) Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than _______ Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than _________ Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 12.

        (c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        (d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        (e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

        (f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

        (g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, may alter or impair his or her rights or obligations under such SAR.

SECTION 11. STOCK UNITS.

        (a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        (b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        (c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

        (d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

        (e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

        (f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        (g) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 12. PROTECTION AGAINST DILUTION.

        (a) Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

                      (i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

                      (ii) The limitations set forth in Sections 8(b) and 10(b);

                      (iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

                      (iv) The number of Common Shares covered by each outstanding Option and SAR;

                      (v) The Exercise Price under each outstanding Option and SAR; or

                      (vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        (b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

        (c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

                      (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

                      (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

                      (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

                      (iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

                      (v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

SECTION 13. DEFERRAL OF AWARDS.

        The Committee (in its sole discretion) may permit or require a Participant to:

        a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

        b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

        c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

        (a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

        (b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

        (c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. ADJUSTMENT OF SHARES.

        (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares available for grants under
Section 4(c), (iii) the number of Shares covered by each outstanding Option,
(iv) the Exercise Price under each outstanding Option, (v) the number of shares covered by each outstanding award or (vi) the Purchase Price of each outstanding award.

        (b) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); provided, however, that if assumption or continuation of the outstanding Options is not provided by such agreement then the Committee shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, in all cases without the Optionees' consent.

        (c) Reservation of Rights. Except as provided in this Section 16, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the

Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 17. LEGAL AND REGULATORY REQUIREMENTS.

        Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 18. WITHHOLDING TAXES.

        (a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

        (b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

SECTION 19. LIMITATION ON PARACHUTE PAYMENTS.

        (a) Scope of Limitation. This Section 19 shall apply to an Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this
Section 19. If this Section 19 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

        (b) Basic Rule. In the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 19, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

        (c) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 19, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 19 shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

        (d) Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an "Overpayment") or that additional Payments that will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in
Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

        (e) Related Corporations. For purposes of this Section 19, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 20. NO EMPLOYMENT RIGHTS.

        No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

SECTION 21. DURATION AND AMENDMENTS.

        (a) Term of the Plan. The amended and restated Plan, as set forth herein, shall terminate automatically on _____________, ________ and may be terminated on any earlier date pursuant to Subsection (b) below.

        (b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

        (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 22. EXECUTION.

        To record the adoption of the amended and restated Plan by the Board of Directors effective as of March __, 2000, the Company has caused its authorized officer to execute the same.

                                       WEBEX, INC.

                                       By
                                          --------------------------------------
                                                      Subrah S. Iyar
                                                 Chief Executive Officer

                          NOTICE OF STOCK OPTION GRANT

                    THE WEBEX, INC. 2000 STOCK INCENTIVE PLAN


        You have been granted the following option to purchase Common Stock of WebEx, Inc. (the "Company") under the WebEx, Inc. 2000 Stock Incentive Plan (the "Plan"):

Name of Optionee:_______________________________________________________________

Total Number of Option Shares Granted:_______________________

Type of Option:  [ ] Incentive Stock Option   [ ] Nonstatutory Stock Option

Exercise Price Per Share: $__________________________________

Grant Date:__________________________________________________

Vesting Commencement Date:___________________________________

Vesting Schedule: [Check only one box]

      [ ] Full vesting: This option is fully vested and exercisable as of the date of grant.

      [ ] Two-Year Vesting: Subject to the following terms and conditions set forth in this Notice of Stock Option Grant, this option shall vest as to 12/24ths of the shares on the first anniversary of the Vesting Commencement Date and 1/24ths of the shares each full month thereafter.

      [ ] Three-Year Vesting: Subject to the following terms and conditions set forth in this Notice of Stock Option Grant, this option shall vest as to 12/36ths of the shares on the first anniversary of the Vesting Commencement Date and 1/36th of the shares each full month thereafter.

      [ ] Four-Year Vesting: Subject to the following terms and conditions set forth in this Notice of Stock Option Grant, this option shall vest as to 12/48ths of the shares on the first anniversary of the Vesting Commencement Date and 1/48th of the shares each full month thereafter.

Accelerated Vesting: [Check only one box]

      [ ]      Your option is not subject to accelerated vesting.

               Your option will become fully vested and exercisable if:

             [ ] The Company is subject to a Change in Control (as defined in Section 2(b) of the Plan) prior to the date your service terminates.

             [ ] The Company involuntarily terminates your employment without good cause.

             [ ] You experience a Total and Permanent Disability (as defined in Section 2(ii) of the Plan).

Post-Termination Exercise Period:  [Check only one box]

If your service with the Company terminates for any reason other than Total and Permanent Disability or death, then your option expires on:

      [ ]      the date of your termination.

      [ ]      the date 90 days after your termination date.

      [ ]      the date 6 months after your termination date.

      [ ]      the date 12 months after your termination date.

      [ ]      the date 24 months after your termination date.

      [ ]      the Expiration Date of your option.

Form of Payment: [Check one or more boxes]

Payment may be made in the following form(s):

      [ ]      Your personal check, a cashier's check or a money order.

      [ ] In shares of Company stock which have been owned by you or your representative for more than 12 months and which are surrendered to the Company in good form for transfer.

      [ ] By delivering on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds in an amount sufficient to pay the option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you.

Expiration Date: ____________________

        By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the term and conditions of the Plan and this Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                              WEBEX, INC.

                                       By:
-----------------------------------           ----------------------------------
                                       Title:
-----------------------------------           ----------------------------------
       Please Print Name

                             STOCK OPTION AGREEMENT
                               FOR THE WEBEX, INC.
                            2000 STOCK INCENTIVE PLAN


TAX TREATMENT         This option is intended to be an incentive stock option
                      under Section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock
                      Option Grant.

VESTING This option becomes exercisable in accordance with the vesting schedule set forth in the Notice of Stock Option Grant

TERM This option expires on the date shown in the Notice of Stock Option Grant, but in no event later than the 10th anniversary of the Grant Date.

REGULAR TERMINATION   If your service as an employee, consultant or director of
                      the Company or a subsidiary of the Company terminates for any reason excluding death or total and permanent disability, then this option will expire on the date specified in the Notice of Stock Option Grant under the heading "Post-Termination Exercise Period."

DEATH OR DISABILITY   If you become Totally and Permanently Disabled (as defined in Section 2(ii) of the Plan) or die as an employee, consultant or director of the Company or a subsidiary of the Company, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of your termination of employment.

LEAVES OF ABSENCE     For purposes of this option, your service does not
                      terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But your service terminates when the approved leave ends, unless you immediately return to active work.

RESTRICTIONS ON       The Company will not permit you to exercise this option if
EXERCISE              the issuance of shares at that time would violate any law
                      or regulation.

NOTICE OF EXERCISE    When you wish to exercise this option you must notify the
                      Company by completing the attached "Notice of Exercise of Stock Option" form and filing it with the Human Resources
                      Department of the Company. The notice will be effective when it is received by the Company. If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT       When you submit your notice of exercise, you must include
                      payment of the option exercise price for the shares you are purchasing. Payment may be made in the form specified on your Notice of Stock Option Grant.

WITHHOLDING TAXES     You will not be allowed to exercise this option unless you
AND STOCK             make arrangements acceptable to the Company to pay any
WITHHOLDING           withholding taxes that may be due as a result of the
                      option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

RESTRICTIONS ON       By signing this Agreement, you agree not to sell any
RESALE                option shares at a time when applicable laws, Company
                      policies or an agreement between the Company and its underwriters prohibit a sale (e.g., a lock-up period after the Company goes public). This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

TRANSFER OF OPTION    Prior to your death, only you can exercise this option.
                      You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may in any event dispose of this option in your will.

                      Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your option in any other way.

RETENTION RIGHTS      Neither your option nor this Agreement give you the right
                      to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your service at any time, with or without cause.

STOCKHOLDER RIGHTS    You, or your estate or heirs, have no rights as a
                      stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

ADJUSTMENTS           In the event of a stock split, a stock dividend or a
                      similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

APPLICABLE LAW        This Agreement will be interpreted and enforced under the
                      laws of the State of California (without regard to their choice-of-law provisions).

THE PLAN AND OTHER    The text of the Plan is incorporated in this Agreement by
AGREEMENTS            reference. This Agreement and the Plan constitute the
                      entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This
                      Agreement may be amended only by another written agreement, signed by both parties.

                  BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

                  YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

                        DESCRIBED ABOVE AND IN THE PLAN.

                               NOTICE OF EXERCISE
                               (exercise by check)


WebEx, Inc.
_____________________________
_____________________________
Attn: Chief Financial Officer

Re:  Exercise of Stock Option

Dear Sir or Madam:

Pursuant to the Stock Option Agreement dated __________, 200__ (the "Stock Option Agreement") and the Company's 2000 Stock Incentive Plan (the "Plan"), I hereby elect to purchase _____________ shares of the Common Stock of the Company at aggregate exercise price of $__________. I enclose payment and other documents (check all that are applicable):

        [ ]  My check in the amount of $___________.

The Common Stock is to be issued and registered in the name(s) of:

                          ____________________________
                          ____________________________

I understand that there may be tax consequences as a result of the purchase or disposition of the Common Stock, and I have consulted with any tax consultants I wished to consult and I am not relying on the Company for any tax advice. I understand that my exercise is governed by my Stock Option Agreement and the Plan and agree to abide by and be bound by their terms and conditions. I represent that the Common Stock is being acquired solely for my own account and not as a nominee for any other party, or for investment, and that I will not offer, sell or otherwise dispose of any such Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated:  __________, _____.

                                         _______________________________________
                                                        (Signature)

                                         _______________________________________
                                                     (Please Print Name)

                                         _______________________________________


                                         _______________________________________
                                                         (Address)

             TAX CONSEQUENCES RELATED TO YOUR INCENTIVE STOCK OPTION

        THIS MEMORANDUM IS PROVIDED TO YOU MERELY AS A SERVICE AND IS NOT MEANT TO ADVISE YOU AS TO YOUR PERSONAL TAX SITUATION. YOU SHOULD CONTACT YOUR PERSONAL LEGAL OR TAX ADVISERS WITH RESPECT TO THE STATE AND FEDERAL INCOME TAX TREATMENT OF PURCHASING AND DISPOSING OF YOUR STOCK.

INTERNAL REVENUE CODE SECTIONS

        Section 421 of the Internal Revenue Code (the "Code") provides rules for the tax treatment of "incentive stock options"("ISOs"), as that term is defined by Section 422 of the Code.

ISO TAX TREATMENT - USUALLY NO TAX UNTIL YOU SELL YOUR STOCK

        Your option is intended to be an ISO. If you hold the stock you are purchasing under your option for more than two (2) years from the date of grant and more than one (1) year from the date of exercise, upon any subsequent sale or other disposition of such shares you will have capital gains or loss. Capital gains are taxed at reduced rates if you held the shares for more than 1 year (20% federal rate).

        If you sell or dispose of the stock within two (2) years from the date of grant or within 1 year from the date of exercise (a "disqualifying disposition"), the special capital gains tax treatment of Code Section 421 will not apply. Generally, in that event, you will recognize taxable ordinary income in an amount equal to the lesser of: (i) the excess of the fair market value of the shares at the time of exercise over the exercise price of the option, or
(ii) your actual gain on the purchase and sale. The gain (if any) in excess of the amount of ordinary income recognized, or the loss (if any) will be a capital gain or loss. An exception to this general rule applies if your stock is subject to the company's repurchase right (see "Early Exercise" below).

ALTERNATIVE MINIMUM TAX - POTENTIAL TAX AT EXERCISE

        The alternative minimum tax is a separately computed tax that is imposed only if and to the extent it exceeds your regular tax for the taxable year. Basically, the alternative minimum tax is an amount equal to twenty-six percent (26%) of your "alternative minimum taxable income" for the year of up to $175,000 and twenty-eight percent (28%) of any excess ($87,500 in the case of a married individual filing a separate return). "Alternative minimum taxable income" generally is determined by (i) reducing adjusted gross income by an exemption amount ($45,000 for joint declarations and $33,750 for single taxpayers, less $0.25 for each dollar of alternative minimum taxable income in excess of $150,000 or $112,500, respectively) and certain specifically defined deductions, and (ii) by adding to the amount so calculated certain tax preference items and other adjustments.

        As a general rule, when you exercise an ISO, the excess of the (1) fair market value of the stock acquired on the date of exercise over (2) the exercise price (the "spread") is added to your alternative minimum taxable income.

                                   WEBEX, INC.

                            2000 STOCK INCENTIVE PLAN

                        NOTICE OF RESTRICTED STOCK AWARD

        You have been granted restricted shares of Common Stock of WebEx, Inc. (the "Company") on the following terms:

Name of Recipient:                    _________________________

Total Number of Shares Granted:       _________________________

Fair Market Value per Share:          $_________________________

Total Fair Market Value of Award:     $_________________________

Date of Grant:                        _______ __, ____

Vesting Commencement Date:            _______ __, ____

Vesting Schedule:                     The first __% of the total number
                                      of shares granted vest when you
                                      complete __ months of continuous
                                      service from the Vesting
                                      Commencement Date.  An additional
                                      __% of the shares vest when you
                                      complete each month of continuous
                                      service thereafter.

By your signature and the signature of the Company's representative below, you and the Company agree that these shares are granted under and governed by the terms and conditions of the 2000 Stock Incentive Plan (the "Plan") and the Restricted Stock Agreement, both of which are attached to and made a part of this document.

RECIPIENT:                            WEBEX, INC.
----------                            -----------

_________________________             By:_______________________

_________________________             Title:______________________
Print Name

                                   WEBEX, INC.

                            2000 STOCK INCENTIVE PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT

        This Restricted Stock Purchase Agreement (the "Agreement") is made as of _____________, 2000 by and between WebEx, Inc., a Delaware corporation (the "Company"), and ________________ ("Purchaser") pursuant to the Company's 2000 Stock Incentive Plan. To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the 2000 Stock Incentive Plan.

        1. SALE OF STOCK. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, _______ shares of the Company's Common Stock (the "Shares") at a purchase price of $____ per Share for a total purchase price of $______. The per share purchase price of the Shares shall be not less than 100% of the Fair Market Value of the Shares as of the date of the offer of such Shares to the Purchaser, or, in the case of any person owning stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any affiliated company), the per share purchase price shall be not less than 110% of the Fair Market Value of the Shares as of such date. The term "Shares" refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

        2. TIME AND PLACE OF EXERCISE. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and Purchaser shall agree (the "Purchase Date"). On the Purchase Date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser's name) against payment of the purchase price therefor by Purchaser by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Purchaser, or (c) by a combination of the foregoing.

        3. RESTRICTIONS ON RESALE. By signing this Agreement, you agree not to sell any Shares acquired pursuant to the Plan, the Restricted Stock Agreement and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as you are an Employee, director or Consultant of the Company or a Subsidiary of the Company.

        4. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

                      (a) LEGENDS. The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

                          (i) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                      (b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                      (c) REFUSAL TO TRANSFER. The Company shall not be required
(i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        5. NO EMPLOYMENT RIGHTS. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser's employment, for any reason, with or without cause.

        6. MARKET STANDOFF AGREEMENT. Upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

        7. MISCELLANEOUS.

                      (a) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

                      (b) THE PLAN AND OTHER AGREEMENTS; ENFORCEMENT OF RIGHTS. The text of the Plan and the Restricted Stock Agreement are incorporated into this Agreement by reference.

This Agreement, the Plan and the Restricted Stock Agreement constitute the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Restricted Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

                      (c) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                      (d) CONSTRUCTION. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

                      (e) NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Company in care or its principal office, and any notice to be given to the Purchaser shall be addressed to such Purchaser at the address maintained by the Company for such person or at such other address as the Purchaser may specify in writing to the Company.

                      (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                      (g) SUCCESSORS AND ASSIGNS. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

                            [Signature Page Follows]

        The parties have executed this Agreement as of the date first set forth above.

                                      WEBEX, INC.

                                      By:
                                               ---------------------------------
                                      Title:
                                               ---------------------------------
                                      Address:
                                               ---------------------------------

                                               ---------------------------------

                                      PURCHASER:

                                      ------------------------------------------
                                                      (Signature)

                                      Address:
                                               ---------------------------------

                                               ---------------------------------

I, ________________________________, spouse of ___________, have read and hereby approve the foregoing Agreement. In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


                                      ------------------------------------------
                                      Spouse of
                                                --------------------------------

                                     RECEIPT

        WebEx, Inc. hereby acknowledges receipt of (check as applicable):

               _____  A check in the amount of $__________

               _____ The cancellation of indebtedness in the amount of $__________


given by ________________ as consideration for Certificate No. CS-____ for _____ shares of Common Stock of WebEx, Inc.

Dated:  ________________

                                      WEBEX, INC.

                                      By:
                                               ---------------------------------
                                      Title:
                                               ---------------------------------

                               RECEIPT AND CONSENT

        The undersigned hereby acknowledges receipt of a photocopy of Certificate No. CS-____ for _________ shares of Common Stock of WebEx, Inc. (the "Company").

        The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Purchase Agreement Purchaser has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned's name.

Dated:  _________________________

                                             ___________________________________
                                                              Name